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                                                                    EXHIBIT 5.1


                                  [LETTERHEAD]

                                  July 18, 1997



Jacor Communications, Inc.
50 East RiverCenter Boulevard
12th Floor
Covington, KY 41011

        Re:  Issuance of 750,000 Shares of Common Stock of Jacor
             Communications, Inc. Pursuant to Registration Statement on Form S-4 Filed with the Securities and Exchange Commission
             ----------------------------------------------------------------

Gentlemen:

        We have acted as counsel to Jacor Communications, Inc., a Delaware corporation ("Company"), in connection with the issuance of 750,000 Shares of Common Stock pursuant to the purchase of certain assets of Secret Communications Limited Partnership by Jacor Broadcasting Corporation, a wholly owned subsidiary of the Company, as set forth in the Form S-4 Registration Statement filed by the Company with the Securities and Exchange Commission.

        As counsel for the Company we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Certificate of Incorporation, Bylaws, and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

        On the basis of the foregoing, we express the opinion that the 750,000 Shares of Common Stock of the Company registered for issuance pursuant to the Registration Statement are currently validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

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Jacor Communications, Inc.
Page 2
July 18, 1997


        We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to our firm in the Prospectus/Information Statement under the caption "Legal Matters."

                                       Very truly yours,

                                       GRAYDON, HEAD & RITCHEY


                                       By: /s/ Richard G. Schmalzl
                                          -------------------------------
                                           Richard G. Schmalzl, Partner